EXHIBIT 10.9

AMENDED AND RESTATED GUARANTY

This [Amended and Restated] Guaranty (as amended, supplemented, or restated, this “Guaranty”) is executed as of May 2, 2014, by CEDAR MARINE TERMINALS, LP, a Texas limited partnership (“CMT”), CROSSROAD CARRIERS, L.P., a Texas limited partnership (“Crossroad Carriers”), GOLDEN STATE LUBRICANTS WORKS, LLC, a Delaware limited liability company (“GSLW”), H & H OIL, L. P., a Texas limited partnership (“H&H Oil”), VERTEX ACQUISITION SUB, LLC, a Nevada limited liability company (“VAS”), VERTEX MERGER SUB, LLC, a California limited liability company (“VMS”), VERTEX RECOVERY, L.P., a Texas limited partnership (“Vertex-Recovery”), VERTEX REFINING LA, LLC, a Louisiana limited liability company (“Vertex-LA”), VERTEX REFINING NV, LLC, a Nevada limited liability company (“Vertex-NV”), and VERTEX II GP, LLC, a Nevada limited liability company (“Vertex-II” and together with CMT, Crossroads Carriers, GSLW, H&H Oil, VAS, VMS, Vertex-Recovery, Vertex-LA, and Vertex-NV, each a “Guarantor”, and collectively, the “Guarantors”) for the benefit of BANK OF AMERICA, N.A., as lender (“Lender”).

RECITALS

A.           Vertex Energy, Inc., a Nevada corporation, and Vertex Energy Operating, LLC, a Texas limited liability company (each, a “Borrower”, and collectively, the “Borrowers”), as borrowers, and Lender, as lender, have entered into that certain Amended and Restated Credit Agreement dated of even date herewith (as amended, supplemented or restated, the “Credit Agreement”), together with certain other Loan Documents.

B.           Each Guarantor is a direct or indirect subsidiary or an affiliate of Borrowers and expects to benefit, directly and indirectly, from Lender’s extending credit to Borrowers under the Credit Agreement.

C.           In each Guarantor’s judgment, the value of the consideration received and to be received by such Guarantor under the Loan Documents is reasonably worth at least as much as its liability and obligation under this Guaranty, and such liability and obligation may reasonably be expected to benefit such Guarantor directly or indirectly.

D.           It is expressly understood among Borrowers, Guarantors, and Lender that the execution and delivery of this Guaranty is a condition precedent to Lender’s obligations to extend credit under the Credit Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor guarantees to Lender the prompt payment at maturity (by acceleration or otherwise), and at all times thereafter, of the Guaranteed Obligation, as follows:

1.           Definitions.  Each capitalized term used but not defined in this Guaranty shall have the meaning given that term in the Credit Agreement.  The following terms shall have the following meanings as used in this Guaranty:

Borrowers has the meaning given in Recital A and includes, without limitation, each Borrower’s successors and assigns, each Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for any Borrower or for all or any portion of any Borrower’s assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Law from time to time in effect.

Company Debt means all obligations of each Borrower to any Guarantor, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now existing or arising after the date of this Guaranty, due or to become due to any Guarantor, or held or to be held by any Guarantor, whether created directly or acquired by assignment or otherwise, and whether or not evidenced by written instrument including the obligation of each  Borrower to any Guarantor as a subrogee of the Lender or resulting from any Guarantor’s performance under this Guaranty.

Guaranteed Obligation means any and all existing and future indebtedness and liabilities of every kind, nature, and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrowers to the Lender arising under the Credit Agreement and the other Loan Documents, including, the Obligation (as defined in the Credit Agreement) and any premium and all interest (including, without limitation, interest accruing before and after maturity, before and after an Event of Default, and during the pendency of any bankruptcy, receivership, insolvency or other similar proceeding under any applicable Debtor Relief Law (regardless whether such interest is allowed in such proceeding)), and any and all costs, attorney and paralegal fees and expenses reasonably incurred by Lender (a) in connection with any waiver, amendment, consent or default under the Loan Documents, or (b) to enforce any Borrower’s, any Guarantor’s, or any other obligor’s payment of any portion of the Guaranteed Obligation.

Paid in Full or Payment in Full means that the Guaranteed Obligation is completely paid (including principal, interest, fees and expenses), and all commitments to lend or issue letters of credit under the Credit Agreement have terminated.

2.           Guaranty.  Each Guarantor hereby guarantees the prompt payment and performance of the Guaranteed Obligation when due (at the stated maturity, upon acceleration, or otherwise) and at all times thereafter.  This is an absolute, unconditional, irrevocable and continuing guaranty of payment (and not of collection) of the Guaranteed Obligation which will remain in effect until the Guaranteed Obligation is Paid in Full.  The circumstance that at any time or from time to time all or any portion of the Guaranteed Obligation may be paid in full shall not affect the Guarantors’ obligation with respect to the Guaranteed Obligation thereafter incurred.  No Guarantor may rescind or revoke its obligations to Lender under this Guaranty with respect to the Guaranteed Obligation.  At the Lender’s option, all payments under this Guaranty shall be made to the office of Lender and in U.S. Dollars.

3.           Default by any Borrower.  If an Event of Default exists, Guarantors shall pay the amount of the Guaranteed Obligation then due and payable to Lender on demand and without (a) further notice of dishonor to any Guarantor, (b) any prior notice to any Guarantor of the acceptance by Lender of this Guaranty, (c) any notice having been given to any Guarantor prior to such demand of the creating or incurring of such Debt, or (d) notice of intent to accelerate or notice of acceleration to any Guarantor or any Borrower.  To enforce such payment by Guarantors it shall not be necessary for Lender to first or contemporaneously institute suit or exhaust remedies against Borrowers or others liable on such Debt, or to enforce rights against any security or collateral ever given to secure such Debt.

4.           Amount of Guaranty and Consideration.  The Lender’s books and records showing the amount of the Guaranteed Obligation shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guaranteed Obligation.  In consummating the transactions contemplated by the Credit Agreement,

Guarantors do not intend to disturb, delay, hinder, or defraud either any of their present or future creditors.  Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of each Borrower and is familiar with the value of the security and support for the payment and performance of the Guaranteed Obligation.  Based upon such examination, and taking into account the fairly discounted value of each Guarantor’s contingent obligations under this Guaranty and the value of the subrogation and contribution claims any Guarantor could make in connection with this Guaranty, and assuming each of the transactions contemplated by the Credit Agreement is consummated and Borrowers make full use of the credit facilities thereunder, the present realizable fair market value of the assets of each Guarantor exceeds the total obligations of each such Guarantor, and each Guarantor is able to realize upon its assets and pay its obligations as such obligations mature in the normal course of business.  Each Guarantor represents and warrants to Lender that the value of consideration received and to be received by it is reasonably worth at least as much as its liability under this Guaranty, and such liability may reasonably be expected to benefit each Guarantor, directly or indirectly.

5.           Avoidance Limitation.  The obligations of Guarantors under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guaranty subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable state law.

6.           Liability for Other Debt of any Borrower.  If any Guarantor becomes liable for any Debt owing by any Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be impaired or affected by this Guaranty and the rights of Lender under this Guaranty shall be cumulative of any and all other rights that Lender may ever have against Guarantors.

7.           Subordination.  Each Guarantor hereby expressly subordinates all Company Debt to the Payment in Full of the Guaranteed Obligation.  Each Guarantor agrees not to receive or accept any payment from any Borrower with respect to the Company Debt at any time an Event of Default exists and, in the event any Guarantor receives any payment on the Company Debt in violation of the foregoing, such Guarantor shall hold any such payment for the benefit of Lender and promptly turn it over to Lender, in the form received (with any necessary endorsements), to be applied to the Guaranteed Obligation.  If Lender so requests, any such Company Debt shall be enforced and all amounts received by any Guarantor shall be received in trust for the Lender and the proceeds thereof shall be paid over to the Lender on account of the Guaranteed Obligation, but without reducing or affecting in any manner the liability of Guarantors under this Guaranty.

8.           Subrogation and Contribution.

(a)           Until the Guaranteed Obligation is Paid In Full, each Guarantor agrees that it will not assert, enforce, or otherwise exercise (i) any right of subrogation to any of the rights or liens of Lender or any other beneficiary against any Borrower or any other obligor on the Guaranteed Obligation or any Collateral or other security, or (ii) any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against any Borrower or any other obligor or other guarantor on all or any part of the Guaranteed Obligation (whether such rights in clause (i) or clause (ii), or under clause (b) below, arise in equity, under contract, by statute, under common law, or otherwise).

(b)           To the extent that any Guarantor makes a payment (a “Guarantor Payment”) of all or any portion of the Guaranteed Obligation, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount, for each such Guarantor, equal to a fraction of such Guarantor Payment, the numerator of which is such Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all Guarantors.

(c)           As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability which could be asserted against such Guarantor under this Guaranty with respect to the applicable Guarantor Payment without (i) rendering such Guarantor “insolvent”, (ii) leaving such Guarantor with unreasonably small capital, or (iii) leaving such Guarantor unable to pay its debts as they become due, in each case, under or within the meaning of any Debtor Relief Law.

9.           Enforceability of Guaranty; No Release.

(a)           This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligation or any instrument or agreement evidencing any part of the Guaranteed Obligation, or by the existence, validity, enforceability, perfection, or extent of any Collateral securing the Guaranteed Obligation, or by any fact or circumstance relating to the Guaranteed Obligation which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty.

(b)           Each Guarantor agrees that the Lender may, at any time and from time to time, and without notice to any Guarantor, make any agreement with the Borrowers or with any other Person or entity liable on any of the Guaranteed Obligation or providing collateral as security for the Guaranteed Obligation, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligation or any Collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligation or the provision of Collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of the Guarantors under this Guaranty.

(c)           Each Guarantor hereby agrees its obligations under the terms of this Guaranty shall not be released, discharged, diminished, impaired, reduced or otherwise adversely affected by any of the following: (a) Lender’s taking or accepting of any other security or guaranty for any or all of the Guaranteed Obligation; (b) any release, surrender, exchange, subordination or loss of any security at any time existing in connection with any or all of the Guaranteed Obligation; (c) any full or partial release of the liability of any other obligor on the Obligation; (d) the insolvency, becoming subject to any Debtor Relief Law, or lack of corporate power of any Borrower or any party at any time liable for the payment of any or all of the Guaranteed Obligation; (e) any renewal, extension or rearrangement of the payment of any or all of the Guaranteed Obligation, either with or without notice to or consent of any Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Lender to any Borrower, any Guarantor, or any other obligor on the Obligation; (f) any neglect, delay, omission, failure or refusal of Lender to take or prosecute any action for the collection of all or any part of the Guaranteed Obligation or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing any or all of the Guaranteed Obligation; (g) any failure of Lender to give any Guarantor notice of any of the foregoing it being understood that Lender shall not be required to give any Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligation, other than any notice expressly required to be given to Guarantors under this Guaranty; (h) the unenforceability of all or any part of the Guaranteed Obligation against any Borrower by reason of the fact that the Guaranteed Obligation (or the interest on the Guaranteed Obligation) exceeds the amount permitted by Law, the act of creating the Guaranteed Obligation, or any part thereof, is ultra vires, or the officers creating same exceeded their authority or violated their fiduciary duties in connection therewith; (i) any payment of the Obligation to Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason Lender is required to refund such payment or make payment to someone else (and in each such instance this Guaranty shall be reinstated in an amount equal to such payment); or (j) any discharge, release, or other forgiveness of any Borrower’s personal liability for the payment of the Guaranteed Obligation.

10.           Exercise of Rights and Waiver.

(a)           No failure by Lender to exercise, and no delay in exercising, any right or remedy under this Guaranty shall operate as a waiver thereof.  The exercise by Lender of any right or remedy under this Guaranty under the Loan Documents, or other instrument, or at Law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.  The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

(b)           The obligations of each Guarantor under this Guaranty are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligation. Each Guarantor waives diligence by Lender and action on delinquency in respect of the Guaranteed Obligation or any part thereof, including any provisions of laws requiring Lender to exhaust any right or remedy or to take any action against Borrowers, any other Guarantor, or any other Person before enforcing this Guaranty against any Guarantor.  Each Guarantor hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligation or require suit against any Borrower or others, whether arising pursuant to Section 43.002 of the Texas Civil Practice and Remedies Code (regarding Guarantors’ right to require Lender to sue any Borrower on accrued right of action following Guarantors’ written notice to Lender), Section 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against Guarantor without suit against Borrowers, but precluding entry of judgment against Guarantors prior to entry of judgment against Borrowers), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring Lender to join Borrowers in any suit against Guarantors unless judgment has been previously entered against Borrowers), or otherwise.

(c)           Each Guarantor waives notice of acceptance of this Guaranty, notice of any loan to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any loan, notice of intent to accelerate, notice of acceleration, and notice of any suit or notice of the taking of other action by Lender against any Borrower, any Guarantor, or any other person and any notice to any party liable thereon (including any Guarantor), without reducing or affecting in any manner the liability of the Guarantors under this Guaranty.

11.           Information.  Each Guarantor agrees to furnish promptly to the Lender any and all financial or other information regarding such Guarantor or its property as the Lender may reasonably request in writing.

12.           Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligation is stayed, upon the insolvency, bankruptcy or reorganization of any Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable by Guarantors immediately upon demand by Lender.

13.           Expenses.  Each Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Lender’s rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Lender in any case commenced by or against any Guarantor under Title 11, United States Code or any similar or successor statute.  The obligations of the Guarantors under the preceding sentence shall survive termination of this Guaranty.

14.           Amendments.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Lender and Guarantors.

15.           Reliance and Duty to Remain Informed.  Each Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Agreement and the other Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty.  Each Guarantor confirms that it has made its own independent investigation with respect to each Borrower’s creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Lender as to such creditworthiness.  Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of each Borrower and any circumstances affecting (a) any Borrower’s ability to perform under the Loan Documents to which any Borrower is a party or (b) any collateral securing all or any part of the Guaranteed Obligation.

16.           Change in any Guarantor’s Status.  Should any Guarantor become insolvent, or fail to pay its debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Lender granted under this Guaranty, then, in any such event, the Guaranteed Obligation shall be, as between Guarantors and Lender, a fully matured, due, and payable obligation of Guarantors to Lender (without regard to whether an Event of Default exists or whether the Guaranteed Obligation, or any part thereof is then due and owing by any Borrowers to Lender), payable in full by Guarantors to Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created under this Guaranty.

17.           Representations and Warranties.  Each Guarantor acknowledges that certain representations and warranties set out in the Credit Agreement are in respect of it, and each Guarantor reaffirms that each such representation and warranty is true and correct.

18.           Covenants.  Each Guarantor acknowledges that certain covenants set forth in the Credit Agreement are in respect of it or shall be imposed upon it, and each Guarantor covenants and agrees to promptly and properly perform, observe, and comply with each such covenant.

19.           INDEMNITY.  Each Guarantor shall indemnify, protect, and hold Lender and its parent, subsidiaries, directors, officers, employees, representatives, agents, successors, permitted assigns, and attorneys (collectively, the “indemnified parties”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, and proceedings and all costs, expenses (including, without limitation, all reasonable attorneys’ fees and legal expenses whether or not suit is brought), and reasonable disbursements of any kind or nature (the “indemnified liabilities”) that may at any time be imposed on, incurred by, or asserted against the indemnified parties, in any way relating to or arising out of (a) the direct or indirect result of the violation by any Borrower of any Environmental Law, (b) any Borrower’s generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence in connection with its properties of a Hazardous materials (including, without limitation, (i) all damages from any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (ii) the costs of any environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans), or (c) the Loan Documents or any of the transactions contemplated therein.  However, although each indemnified party shall be indemnified under the Loan Documents for its own ordinary negligence, no indemnified party has the right to be indemnified under the Loan Documents for its own fraud, gross negligence, or willful misconduct.  The provisions of and undertakings and indemnification set forth in this Section 19 shall survive the Payment in Full of the Guaranteed Obligation and termination of this Guaranty.

20.           Offset Claims.  The Guaranteed Obligation shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (except for the defense of Payment in Full of the Guaranteed Obligation) of any Borrower or any other party against Lender or against payment of the Guaranteed Obligation, whether such offset, claim, or defense arises in connection with the Guaranteed Obligation or otherwise.  Such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury.

21.           Setoff.  If and to the extent any payment is not made when due under this Guaranty, Lender may setoff and charge from time to time any amounts so due against any or all of any Guarantor’s accounts or deposits with Lender.

22.           Binding Agreement.  This Guaranty is for the benefit of Lender and its successors and assigns.  Each Guarantor acknowledges that in the event of an assignment of the Guaranteed Obligation or any part thereof in accordance with the Credit Agreement, the rights and benefits under this Guaranty, to the extent applicable to the Debt so assigned, may be transferred with such Debt.  This Guaranty is binding on each Guarantor and its successors and permitted assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of Lender (and any attempted assignment without such consent shall be void).

23.           Notices.  All notices required or permitted to be given under this Guaranty, if any, must be in writing and shall or may, as the case may be, be given in the same manner as notice is given under the Credit Agreement as follows:

If to Lender:

Bank of America, N.A.
700 Louisiana, 8th Floor
Houston, Texas  77002
Telephone No.: 713-247-6004
Facsimile No.: 804-264-0127
Attention:  Rebecca L. Hetzer

with a copy to:

Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone No.: 713-226-6685
Facsimile No.: 713-226-6285

Attention:  Joyce K. Soliman

If to Borrowers:

Vertex Energy, Inc.
Vertex Energy Operating, LLC
1331 Gemini, Suite 250
Houston, Texas  77058
Telephone No.: (281) 486-4182
Facsimile No.: (281) 486-0217
Attention:  Chris Carlson

with a copy to:

Reinhart Boerner Van Deuren s.c.
1000 North Water Street, Suite 1700
Milwaukee, Wisconsin 53202
Telephone No.: (414) 298-8227
Facsimile No.: (414) 298-8097
Attention:  Timothy Reardon

If to Guarantors:

c/o Vertex Energy, Inc.
1331 Gemini, Suite 250
Houston, Texas  77058
Telephone No.: (281) 486-4182
Facsimile No.: (281) 486-0217
Attention:  Chris Carlson

with a copy to:

Reinhart Boerner Van Deuren s.c.
1000 North Water Street, Suite 1700
Milwaukee, Wisconsin 53202
Telephone No.: (414) 298-8227
Facsimile No.: (414) 298-8097
Attention:  Timothy Reardon

Subject to the terms of the Credit Agreement, by giving at least 30 days written notice, any party to this Guaranty shall have the right from time to time and at any time while this Guaranty is in effect to change its addresses or fax numbers and each shall have the right to specify a different address or fax number within the United States of America.  Nothing in this Section 23 shall be construed to require any notice to any Guarantor not otherwise expressly required in this Guaranty.

24.           Termination.  Subject to Section 25 regarding reinstatement, this Guaranty shall terminate and be released upon the earlier occurrence of the date the Guaranteed Obligation is Paid In Full.

25.           Reinstatement.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligation is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other Person or otherwise, as if such payment had not been made and whether or not the Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

26.           Governing Law.  THIS GUARANTY IS TO BE CONSTRUED — AND ITS PERFORMANCE ENFORCED — UNDER TEXAS LAW.

27.           Arbitration; Waiver of Jury Trial.  This paragraph, including the subparagraphs below, is referred to as the “Dispute Resolution Provision.”  This Dispute Resolution Provision is a material inducement for the parties entering into this Guaranty.

(a)           This Dispute Resolution Provision concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Guaranty (including any renewals, extensions or modifications); or (ii) any document related to this Guaranty (collectively a “Claim”).  For the purposes of this Dispute Resolution Provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described or evidenced by this Guaranty.

(b)           At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).  The Act will apply even though this agreement provides that it is governed by the law of a specified state.

(c)           Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this Dispute Resolution Provision.  In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control.  If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, Lender may designate another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)           The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement.  All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.

(e)           The arbitrator(s) will give effect to statutes of limitation in determining any Claim and shall dismiss the arbitration if the Claim is barred under the applicable statutes of limitation. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at subparagraph (h) of this Dispute Resolution Provision.  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f)           This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)           The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h)           Any arbitration or court trial (whether before a judge or jury) of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”).  The Class Action Waiver precludes any party from participating in or being represented in any class or representative action regarding a Claim.  Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court and not by an arbitrator.  The parties to this agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver.  THE PARTIES ACKNOWLEDGE AND AGREE THAT UNDER NO CIRCUMSTANCES WILL A CLASS ACTION BE ARBITRATED.

(i)           By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim.  Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim.  This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable.  WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

28.           No Oral Agreements.  The Rights And Obligations Of The Parties Hereto Shall Be Determined Solely From Written Agreements, Documents, And Instruments, And Any Prior Oral Agreements Among The Parties Are Superseded By And Merged Into Such Writings.  This Guaranty (As Amended In Writing From Time To Time) The Credit Agreement, And The Other Written Loan Documents Executed By Borrowers, Lender, or Guarantors (Or By Borrowers Or Guarantors For The Benefit Of Lender) Represent The Final Agreement Among Borrowers, Guarantors, And Lender And May Not Be Contradicted By Evidence Of Prior, Contemporaneous, Or Subsequent Oral Agreements By The Parties.  There Are No Unwritten Oral Agreements Between The Parties.

29.           Amendment and Restatement.  This Amended and Restated Corporate Guaranty amends and restates in its entirety that certain Corporate Guaranty dated as of August 31, 2012, executed by VAS, CMT, Crossroad Carriers, Vertex-Recovery, H&H Oil, and Vertex II in favor of Lender.

[Signatures are on the following page.]

EXECUTED as of the date first written above.

GUARANTORS:

GOLDEN STATE LUBRICANTS WORKS, LLC,
a Nevada limited liability company

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President & Chief Executive Officer

VERTEX ACQUISITION SUB, LLC,
a Nevada limited liability company

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President & Chief Executive Officer

VERTEX MERGER SUB, LLC,
a California limited liability company

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President & Chief Executive Officer

VERTEX REFINING LA, LLC,
a Louisiana limited liability company

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President & Chief Executive Officer

VERTEX REFINING NV, LLC,
a Nevada limited liability company

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President & Chief Executive Officer

VERTEX II GP, LLC,
a Nevada limited liability company

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President & Chief Executive Officer

CEDAR MARINE TERMINALS, LP
CROSSROAD CARRIERS, L.P.
H & H OIL, L.P.
VERTEX RECOVERY, L.P.,
each a Texas limited partnership

By: Vertex II GP, LLC,
a Nevada limited liability company,
sole general partner of each of the above

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President & Chief Executive Officer